UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Tejon Ranch Co.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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All Three Leading Proxy Advisory Firms – ISS, Glass Lewis and Egan-Jones – Recommend Tejon Ranch Shareholders Vote “FOR” ONLY Tejon’s 10 Director Nominees

TEJON RANCH, Calif., May 5, 2025 – Tejon Ranch Co. (NYSE: TRC), (“Tejon” or the “Company”), a diversified real estate development and agribusiness company, today announced that Egan-Jones Proxy Services (“Egan-Jones”), has joined Institutional Shareholder Services (“ISS”) and Glass Lewis & Co. (“Glass Lewis”) in recommending that shareholders vote “FOR” ONLY Tejon’s 10 highly-qualified director nominees on the Company’s WHITE Proxy Card in connection with its Annual Meeting of Shareholders scheduled for May 13, 2025. Additional information, including details on how to vote, can be found at www.VoteForTejon.com.

In its May 5, 2025, report, Egan-Jones recommended Tejon shareholders:1

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Vote “FOR” all 10 of the Company’s nominees, noting that “TRC has already made substantial progress towards winning the entitlements needed for developments and already have 16,000 homes that are fully permitted, litigated, and entitled, we do not think it wise to ‘throw away’ those efforts. Once the communities have been developed, we expect they will generate sign[i]ficant returns.”

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“WITHHOLD” on all Bulldog Investor (“Bulldog”) nominees, as it “do[es] not believe the Bulldog nominees possess the experience to drive TRC forward… Furthermore, they have not presented a compelling or credible plan that would benefit Tejon Ranch and its shareholders.”

Tejon issued the following statement:

All three leading proxy advisory firms have independently recommended that Tejon shareholders vote “FOR” all 10 of our highly-qualified director nominees. It is clear that ISS, Glass Lewis, and Egan-Jones recognize what is at stake for our Company. Their support affirms our view that Tejon’s current Board is best positioned to continue executing our disciplined, long-term growth strategy. Bulldog’s campaign threatens to derail our momentum, introducing disruption and short-term thinking at a critical time.

Tejon’s expert and engaged Board – Steven A. Betts, Gregory S. Bielli, Denise Gammon, Anthony L. Leggio, Jeffrey J. McCall, Norman J. Metcalfe, Eric H. Speron, Daniel R. Tisch, Michael H. Winer and Kenneth G. Yee – is committed to the successful execution of Tejon’s strategic priorities to drive shareholder value.

The May 13, 2025, Annual Meeting is just over one week away. Vote “FOR” ALL 10 of Tejon’s director nominees TODAY to protect the value of your investment.

[1]	Permission to use quotations was neither sought nor obtained.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY SHARES YOU OWN.

YOU MAY VOTE BY THE INTERNET OR MAIL BY FOLLOWING THE INSTRUCTIONS ON

THE WHITE PROXY CARD. WE URGE YOU TO VOTE TODAY!

If you have any questions or require any assistance with voting your shares, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, NY 10005

Banks and Brokers: (212) 390-0450

All Others: (866) 796-7184

Email: TRC@dfking.com

Vestra Advisors is serving as financial advisor to Tejon and Gibson, Dunn & Crutcher LLP is serving as the Company’s legal advisor.

About Tejon Ranch Co. (NYSE: TRC)

Tejon Ranch Co. is a diversified real estate development and agribusiness Company whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. For more information on the Company, please go to www.tejonranch.com.

Forward Looking Statements

This communication contains forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. In particular, statements regarding Tejon’s plans, strategies, prospects and expectations regarding its business and industry are forward-looking statements. They reflect Tejon’s expectations, are not guarantees of performance and speak only as of the date hereof. Except as required by law, Tejon does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements. Tejon’s business results are subject to a variety of risks, including business conditions and the general economy, future commodity prices and yields, market forces, the ability to obtain various governmental entitlements and permits, interest rates and other risks inherent in real estate and agriculture businesses. For further information on factors that could affect Tejon’s business results, refer to Tejon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent filings with the U.S. Securities and Exchange Commission.

Additional Information and Where to Find It

Tejon has filed a definitive proxy statement on Schedule 14A and WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2025 Annual Meeting of Shareholders.

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY TEJON AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain copies of these documents and other documents Tejon files with the SEC free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Tejon are also available free of charge by accessing Tejon’s website at www.tejonranch.com.

Participants

Tejon, its directors, certain of its executive officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Tejon. The identity of individual participants and information about their direct and indirect interests in the solicitation is available in Tejon’s definitive proxy statement filed with the SEC on April 3, 2025 under “Supplemental Information Regarding Participants in the Solicitation” in Appendix A, which is available free of charge at the SEC’s website at www.sec.gov.

Contacts:

Investors

Nicholas Ortiz

Tejon Ranch Co., Senior Vice President, Corporate Communications & Public Affairs

(661) 663-4212

nortiz@tejonranch.com

Media

Eric Brielmann / Jed Repko

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449